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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-233544

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)

6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	$300,000,000	$38,940

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement
(To Prospectus Dated August 30, 2019)

Depositary Shares

Each Representing a 1/1,000th Interest in a Share of
6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B

           Each of the 12,000,000 depositary shares offered hereby (the "Depositary Shares") represents a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) of American Equity Investment Life Holding Company (the "Series B Preferred Stock"), deposited with Computershare Inc. and Computershare Trust Company, N.A., acting jointly, as depositary (collectively, the "Depositary"). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the shares of Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

           Holders of Series B Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis quarterly in arrears on the first day of March, June, September and December of each year, commencing on December 1, 2020. Dividends will accrue on the stated amount of $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share) (i) from the date of original issue to, but excluding, September 1, 2025 at a fixed rate per annum of 6.625% and (ii) from, and including, September 1, 2025, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.297%. Payment of dividends on the Series B Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

           Dividends on the Series B Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series B Preferred Stock for any dividend period, then any dividends for that dividend period shall not accrue and shall not be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

           We may, at our option, redeem the Series B Preferred Stock (a) in whole or in part, from time to time, on or after September 1, 2025, at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to September 1, 2025 within 90 days after the occurrence of a "rating agency event," at a redemption price equal to $25,500 per share of Series B Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date and (c) in whole but not in part, at any time prior to September 1, 2025 within 90 days after the occurrence of a "regulatory capital event," at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series B Preferred Stock or the Depositary Shares. See "Description of the Series B Preferred Stock—Optional Redemption."

           The Series B Preferred Stock will not have voting rights, except as set forth under "Description of the Series B Preferred Stock—Voting Rights" on page S-32. A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See "Description of the Depositary Shares—Voting of the Depositary Shares."

           Application will be made to list the Depositary Shares on the New York Stock Exchange (the "NYSE") under the symbol "AELPRB." If the application is approved, trading of the Depositary Shares on the NYSE is expected to commence within 30 days after the initial delivery of the Depositary Shares.

           See "Risk Factors" beginning on page S-18 of this prospectus supplement and in other filings American Equity Investment Life Holding Company makes with the Securities and Exchange Commission (the "SEC") to read about important factors you should consider before buying the Depositary Shares and the underlying Series B Preferred Stock.

           Neither the SEC nor any other regulatory body has approved or disapproved of the Depositary Shares and the underlying Series B Preferred Stock or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total

Price to the Public(1)	$25.0000	$300,000,000

Underwriting Discount(2)	$0.7285	$8,741,887

Proceeds, before expenses, to American Equity Investment Life Holding Company	$24.2715	$291,258,113

(1)
The price to the public does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be June 17, 2020.

(2)
The underwriting discount is calculated using an average weighted sum of $0.7875 per Depositary Share for retail orders (9,537,000 Depositary Shares) and $0.5000 per Depositary Share for institutional orders (2,463,000 Depositary Shares). See "Underwriting" beginning on page S-46 of this prospectus supplement for additional discussion regarding underwriting discounts.

           The underwriters expect to deliver the 12,000,000 Depositary Shares, in book-entry form only, through the facilities of The Depository Trust Company ("DTC") for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 17, 2020.

Joint Book-Running Managers

Morgan Stanley	BofA Securities	RBC Capital Markets	Wells Fargo Securities	J.P. Morgan

Co-Managers

Citigroup	SunTrust Robinson Humphrey

Prospectus Supplement dated June 10, 2020.

        This prospectus supplement is an offer to sell the Depositary Shares only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Depositary Shares in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See "Underwriting—Selling Restrictions" in this prospectus supplement.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-233544), as amended, that we filed with the SEC using the SEC's shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. If information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Depositary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        All references to "we," "us" and "our" in this prospectus supplement are to American Equity Investment Life Holding Company, an Iowa corporation, and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including American Equity Investment Life Holding Company. Our common stock is listed and trading on the NYSE under the symbol "AEL." These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference into and does not constitute a part of this prospectus supplement.

        The SEC allows "incorporation by reference" into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents which have been filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020;

  •
  the sections of our Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 11, 2020; and

  •
  our Current Reports on Form 8-K filed on January 9, 2020 (solely with respect to Item 5.02), March 2, 2020, June 4, 2020 and June 5, 2020.

        We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of the offering of the Depositary Shares made by this prospectus supplement and the accompanying prospectus. Any such reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, on or after the date of this prospectus supplement and before the date that the offering of the Depositary Shares by means of this prospectus supplement and the accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement or the accompanying prospectus, at no cost to the requestor, upon written or oral request. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Investor Relations
Tel: (515) 221-0002

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, trend analyses and other information contained in this prospectus supplement and elsewhere (such as in our filings with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results, and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

        Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in credit losses and certain liabilities, and the lapse rate and profitability of policies;

  •
  major public health issues, and specifically the COVID-19 pandemic and the resulting impacts on economic conditions and financial markets;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of fixed annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products;

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus; and

  •
  the risk factors identified herein under the heading "Risk Factors."

        You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus supplement and accompanying prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus supplement, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

SUMMARY

        This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before purchasing any Depositary Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled "Risk Factors" in this prospectus supplement and the other filings we make with the SEC, our financial statements and the notes thereto, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

The Company

        We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. Our business strategy is focused on growing our policyholder funds and earning predictable returns by managing investment spreads and investment risk. We are licensed to sell our products in 50 states and the District of Columbia.

Annuity Market Overview

        Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings or create guaranteed lifetime income. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 39 million Americans age 65 and older in 2010, representing 13% of the U.S. population, and this group has grown to 49.2 million in 2016. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed index and fixed rate annuity products are particularly attractive to this group due to their principal protection, competitive rates of credited interest, tax-deferred growth, guaranteed lifetime income and alternative payout options. Our competitive fixed index and fixed rate annuity products have enabled us to enjoy favorable growth in recent years and since our formation.

        According to Wink's Sales and Market Report published by Wink, Inc., total industry sales of fixed index annuities increased 7.0% to $73.3 billion for the fiscal year ended December 31, 2019 from $68.5 billion for the fiscal year ended December 31, 2018. Total industry sales of fixed index annuities have increased 38.1% over the five-year period from 2015 to 2019 (data provided in the following table according to Wink's Sales and Market Report published by Wink, Inc.), which we believe is attributable to more Americans reaching retirement age and seeking products that will provide principal protection and guaranteed lifetime income.

	For the Year Ended December 31,
	2019	2018	2017	2016	2015
	(Dollars in thousands)
Total industry sales of fixed index annuities	$73,291,451	$68,471,294	$53,992,850	$58,235,265	$53,069,850
Increase (decrease) from prior year	4,820,157	14,478,444	(4,242,415)	5,165,415	6,173,500
Increase (decrease) from prior year	7.0%	26.8%	(7.3)%	9.7%	13.2%

Products

        Annuities offer our policyholders a tax-deferred means of accumulating retirement savings, as well as a reliable source of income during the payout period. When our policyholders deposit cash for an annuity, we account for these receipts as policy benefit reserves in the liability section of our consolidated balance sheet. The annuity deposits collected, by product type, during the three most recent fiscal years are as follows:

	Year Ended December 31,
	2019		2018		2017
Product Type	Deposits Collected	Deposits as a % of Total	Deposits Collected	Deposits as a % of Total	Deposits Collected	Deposits as a % of Total
	(Dollars in thousands)
Fixed index annuities	$4,705,541	95%	$4,221,282	96%	$3,966,839	95%
Annual reset fixed rate annuities	11,444	—%	47,191	1%	74,829	2%
Multi-year fixed rate annuities	234,226	5%	112,677	3%	110,596	3%
Single premium immediate annuities	12,002	—%	23,813	—%	24,946	—%

	$4,963,213	100%	$4,404,963	100%	$4,177,210	100%

Fixed Index Annuities

        Fixed index annuities allow policyholders to earn index credits based on the performance of a particular index without the risk of loss of their account value. Most of these products allow policyholders to transfer funds once a year among several different crediting strategies, including one or more index-based strategies and a traditional fixed rate strategy. Bonus products represented 76%, 81% and 87% of our net annuity account values at December 31, 2019, 2018 and 2017, respectively. The initial annuity deposit on these policies is increased at issuance by a specified premium bonus ranging from 5% to 10%. Generally, the surrender charge and bonus vesting provisions of our policies are structured such that we have comparable protection from early termination between bonus and non-bonus products.

        The annuity contract value is equal to the sum of premiums paid, premium bonuses and interest credited ("index credits" for funds allocated to an index-based strategy), which is based upon an overall limit (or "cap") or a percentage (the "participation rate") of the appreciation (based in certain situations on monthly averages or monthly point-to-point calculations) in a recognized index or benchmark. Caps and participation rates limit the amount of interest the policyholder may earn in any one contract year and may be adjusted by us annually subject to stated minimums. Caps generally range from 1% to 12% and participation rates range from 10% to 175%. In addition, some products have a spread or "asset fee" generally ranging from 0.75% to 5%, which is deducted from interest to be credited. For products with asset fees, if the appreciation in the index does not exceed the asset fee, the policyholder's index credit is zero. The minimum guaranteed surrender values are equal to no less than 87.5% of the premium collected plus interest credited at an annual rate ranging from 0.5% to 3%.

        The initial caps and participation rates are largely a function of the cost of the call options we purchase to fund the index credits, the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to caps and participation rates, we take into account the cost of the call options we purchase to fund the index credits, yield on our investment portfolio, annuity surrender and withdrawal assumptions and crediting rate history for particular groups of annuity policies with similar characteristics.

Fixed Rate Annuities

        Fixed rate deferred annuities include annual reset and multi-year rate guaranteed products ("MYGAs"). Our annual reset fixed rate annuities have an annual interest rate (the "crediting rate") that is guaranteed for the first policy year. After the first policy year, we have the discretionary ability to change the crediting rate once annually to any rate at or above a guaranteed minimum rate. Our MYGAs are similar to our annual reset products except that the initial crediting rate is guaranteed for up to seven years before it may be changed at our discretion. The minimum guaranteed rate on our annual reset fixed rate deferred annuities ranges from 1% to 4% and the initial guaranteed rate on our MYGAs ranges from 1.70% to 3.35%.

        The initial crediting rate is largely a function of the interest rate we can earn on invested assets acquired with new annuity deposits and the rates offered on similar products by our competitors. For subsequent adjustments to crediting rates, we take into account the yield on our investment portfolio, annuity surrender and withdrawal assumptions and crediting rate history for particular groups of annuity policies with similar characteristics. As of December 31, 2019, crediting rates on our outstanding fixed rate deferred annuities generally ranged from 1.0% to 4.0%. The average crediting rates on our outstanding annual reset and multi-year rate guaranteed fixed rate deferred annuities at December 31, 2019 were 1.75% and 2.74%, respectively.

        We also sell single premium immediate annuities ("SPIAs"). Our SPIAs provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. The amounts, frequency and length of time of the payments are fixed at the outset of the annuity contract. SPIAs are often purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years.

Withdrawal Options—Fixed Index and Fixed Rate Annuities

        Policyholders are typically permitted penalty-free withdrawals up to 10% of the contract value in each year after the first year, subject to limitations. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period which ranges from 5 to 17 years for fixed index annuities and 5 to 15 years for fixed rate annuities from the date the policy is issued. This surrender charge initially ranges from 5% to 20% for fixed index annuities and 8% to 20% for fixed rate annuities of the contract value and generally decreases by approximately one-half to two percentage points per year during the surrender charge period. For certain policies, the premium bonus is considered in the establishment of the surrender charge percentages. For other policies, there is a vesting schedule ranging from 10 to 14 years that applies to the premium bonus and any interest earned on that premium bonus. Surrender charges and bonus vesting are set at levels aimed at protecting us from loss on early terminations and reducing the likelihood of policyholders terminating their policies during periods of increasing interest rates. This practice enhances our ability to maintain profitability on such policies. Policyholders may elect to take the proceeds of the annuity either in a single payment or in a series of payments for life, for a fixed number of years or a combination of these payment options. Information on surrender charge protection and net account values are as follows:

	December 31,
	2019	2018	2017
	(Dollars in thousands)
Annuity Surrender Charges:
Average years at issue	12.7	13.2	13.4
Average years remaining	6.7	7.5	8.1
Average surrender charge percentage remaining	10.8%	12.1%	13.0%
Annuity Account Value (net of coinsurance)	$53,233,898	$51,053,450	$48,400,755

        A significant amount of our fixed index annuity policies and many of our annual reset fixed rate deferred annuities have been issued with a lifetime income benefit rider. This rider provides an additional liquidity option to policyholders. With the lifetime income benefit rider, a policyholder can elect to receive guaranteed payments for life from their contract without requiring them to annuitize their contract value. The amount of the lifetime income benefit available is determined by the growth in the policy's income account value and the policyholder's age at the time the policyholder elects to begin receiving lifetime income benefit payments. The growth in the policy's income account value is based on the growth rate specified in the policy, which ranges from 3.0% to 8.5%, and the time period over which that growth rate is applied, which ranges from 5 to 20 years for the majority of these policies. Generally, the time period consists of an initial period of up to 10 years, and the policyholder has the option to elect to continue the time period for an additional period of up to 10 years. We have the option to either increase the rider fee or decrease the specified growth rate depending on the specifics of the policy at the time the policyholder elects to continue the time period. Lifetime income benefit payments may be stopped and restarted at the election of the policyholder. Policyholders have the choice of selecting a rider with a base level of benefit for no explicit fee or paying a fee for a rider that has a higher level of benefits, and since 2013 we have issued products where the addition of a rider to the policy is completely optional. Rider fees range from 0.15% to 1.20% of the policy's account value. The additional value to the policyholder provided by these riders through the lifetime income benefit base is not transferable to other contracts and we believe will improve the persistency of the contract.

Investments/Spread Management

General

        Investment activities are an integral part of our business, and net investment income is a significant component of our total revenues. Profitability of our annuity products is significantly affected by spreads between interest yields on investments, the cost of options to fund the index credits on our fixed index annuities and rates credited on our fixed rate annuities and the fixed rate strategy in our fixed index annuities. We manage the index-based risk component of our fixed index annuities by purchasing call options on the applicable indices to fund the index credits on these annuities and by adjusting the caps, participation rates and asset fees on policy anniversary dates to reflect the change in the cost of such options which varies based on market conditions. All options are purchased on the respective policy anniversary dates, and new options are purchased on each of the anniversary dates to fund the next index credits. All credited rates on annual reset fixed rate deferred annuities and the fixed rate strategy in fixed index annuities may be changed annually, subject to minimum guarantees. Changes in caps, participation rates and asset fees on fixed index annuities and crediting rates on fixed rate and fixed index annuities may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or to maintain caps, participation rates, asset fees and crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

Our Investment Portolio

        Our investment strategy is to maintain a predominantly investment grade fixed income portfolio, provide adequate liquidity to meet our cash obligations to policyholders and others and maximize current income and total investment return through active investment management. Consistent with this strategy, our investments principally consist of fixed maturity securities and mortgage loans on real estate.

        Insurance statutes regulate the type of investments that our life subsidiaries are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-sponsored agency securities, corporate securities, residential and commercial mortgage backed securities, other asset backed securities and United States municipalities, states and territories securities rated investment grade by established NRSROs or in securities of comparable investment quality, if not rated and commercial mortgage loans on real estate.

        Below is an overview of the primary categories of our investment portfolio:

  •
  Government obligations:  As of March 31, 2020, approximately 7.9% of the carrying amount of our invested assets represented fixed maturity securities issued by the U.S. government, U.S. government-sponsored agencies and U.S. municipalities, states and territories, and approximately 0.4% of the carrying amount of our invested assets represented fixed maturity securities of foreign governments.

  •
  Corporate securities:  As of March 31, 2020, approximately 58% of our invested assets, on an amortized cost basis, represented fixed maturity securities of corporate issuers. Approximately 98% of those securities were rated investment grade, of which less than 10% were rated BBB–. Our corporate securities covered a variety of sectors as of March 31, 2020, including approximately 20% in the consumer sector (of which we believe a majority are in non-cyclical businesses) and approximately 8-10% in each of the electric, capital goods, energy and insurance sectors based on amortized cost.

  •
  CLOs:  As of March 31, 2020, approximately 9% of our invested assets, on an amortized cost basis, represented collateralized loan obligations ("CLOs"), of which approximately 92% were rated investment grade and approximately 98% represented first lien obligations.

  •
  Non-Agency CMBS:  As of March 31, 2020, approximately 9.8% of our invested assets, on an amortized cost basis, represented non-agency commercial mortgage backed securities ("CMBS") with an average credit quality of A+. These CMBS investments represented a diversified portfolio of over 13,800 loans on over 23,300 properties, of which approximately one-third represented retail properties, one-quarter office properties, 10% multi-family properties and 10% lodging properties.

  •
  Commercial Mortgage Loans:  As of March 31, 2020, approximately 6.9% of our invested assets, on an amortized cost basis, represented geographically diversified commercial mortgage loans, with more than three-quarters of the loans rated CM1 by the National Association of Insurance Commissioners and the remainder rated CM2. Approximately one-quarter of those loans represented strip retail properties, one-quarter industrial and warehouse properties and one-quarter multi-family properties, with the remainder representing a variety of office, self-storage, grocery-anchored retail and other properties.

        See our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated herein by reference into this prospectus supplement, for more detailed information about our investments.

Marketing/Distribution

        We market our products through a variable cost distribution network, including independent agents through national marketing organizations, broker/dealers, banks and registered investment advisors. We emphasize high quality service to our agents, distribution partners and policyholders along with the prompt payment of commissions to our agents and distribution partners. We believe this has been significant in building excellent relationships with our distribution network.

        Our independent agents and agencies range in profile from national sales organizations to personal producing general agents. We actively recruit new agents and terminate those agents who have not produced business for us in recent periods and are unlikely to sell our products in the future. In our recruitment efforts, we emphasize that agents have direct access to our senior leadership, giving us an edge in recruiting over larger and foreign-owned competitors. We also emphasize our products, service and our focused fixed annuity expertise. We also have favorable relationships with our national marketing organizations, which have enabled us to efficiently sell through an expanded number of independent agents.

        The independent agent distribution system is comprised of insurance brokers and marketing organizations. We are pursuing a strategy to increase the efficiency of our independent agent distribution network by strengthening our relationships with key national and regional marketing organizations and are alert for opportunities to establish relationships with organizations not presently associated with us. These organizations typically recruit agents for us by advertising our products and our commission structure through direct mail advertising or seminars for insurance agents and brokers. These organizations bear most of the cost incurred in marketing our products. We compensate marketing organizations by paying them a percentage of the commissions earned on new annuity policy sales generated by the agents recruited by such organizations. We generally do not enter into exclusive arrangements with these marketing organizations.

        Agents contracted with us through two national marketing organizations accounted for approximately 38% of the annuity deposits and insurance premiums collected during 2019, and we expect these organizations to continue as marketers for American Equity Life with a focus on selling our products. The states with the largest share of direct premium collected during 2019 were: Florida (8.7%), Texas (8.0%), Pennsylvania (6.2%), California (5.6%) and Illinois (4.5%).

        Eagle Life's fixed index and fixed rate annuities are distributed pursuant to selling agreements with broker/dealers, banks and registered investment advisors. Relationships with certain of these firms are facilitated by third-party wholesalers who promote Eagle Life and are compensated based upon the sales of the firms that they have contracted with Eagle Life. We are developing our employee wholesaling force, which will be a key to our success at Eagle Life. Beginning in 2020, the majority of our third-party wholesaling partners will no longer market Eagle Life products to new accounts as new account acquisition will be handled almost entirely on an internal basis. American Equity Life to a lesser extent also sells through broker/dealers and we have introduced products specifically for this distribution channel.

COVID-19 Update

        The COVID-19 pandemic has created significant economic and financial turmoil both in the U.S. and around the world, which has had a material effect on the global economy and financial markets and raised concerns of a global recession. At this time, it is not possible to predict the extent to which COVID-19 will impact the Company, our results of operations or our financial condition and liquidity.

        We moved decisively to first protect our employees and business partners and to pivot our operating platform to continue to provide industry leading levels of service to clients and producers, in a prolonged work from home environment. In addition, we increased our liquidity position and held $1.3 billion of unencumbered cash as of March 31, 2020. Currently, most of our employees are working remotely with only operationally critical employees working at our offices in West Des Moines, Iowa.

        COVID-19 has caused significant economic effects where we operate, including closures of many businesses deemed non-essential due to shelter-in-place, stay-at-home, travel limitations and other governmental regulations or self-imposed social distancing practices. These actions have caused disruption to the distribution channels through which we sell our products, including independent agents, and their clients. It is currently unclear how long such COVID-19 related actions will last. See "Risk Factors—Risks Related to COVID-19."

Additional Information

        Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference into and does not constitute a part of this prospectus supplement.

 The Offering

Issuer	American Equity Investment Life Holding Company
Securities Offered

12,000,000 depositary shares (the "Depositary Shares"), each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) of American Equity Investment Life Holding Company (the "Series B Preferred Stock"), deposited with the Depositary. Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock and the related Depositary Shares either through public or private sales, that would be deemed to form a single series with the shares of Series B Preferred Stock and the related Depositary Shares, respectively, offered hereby, provided that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series B Preferred Stock and the related Depositary Shares offered hereby. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock or the related Depositary Shares.

Dividends

Holders of Series B Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends.

Any such dividends will accrue on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share) (i) from the date of original issue to, but excluding, September 1, 2025 (the "First Call Date") at a fixed rate per annum of 6.625% and (ii) from, and including, the First Call Date, during each reset period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 6.297%. Any such dividends will be distributed to holders of the Depositary Shares in the manner described under "Description of the Depositary Shares—Dividends and Other Distributions."

A "reset date" means the First Call Date and each date falling on the fifth anniversary of the preceding reset date. A "reset period" means the period from, and including, the First Call Date to, but excluding, the next following reset date, and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A "reset dividend determination date" means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.

Dividends on the Series B Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series B Preferred Stock for any dividend period, then any dividends for that dividend period shall not accrue and shall not be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

A "dividend period" is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series B Preferred Stock and will end on, but exclude, the December 1, 2020 dividend payment date.

So long as any Series B Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series B Preferred Stock have been declared and paid, we may not (i) declare or pay a dividend on our common stock or any other shares of our junior stock (as defined herein) or (ii) purchase, redeem or otherwise acquire for consideration any common stock or junior stock, subject to certain limited exceptions. See "Description of the Series B Preferred Stock—Dividends."

Payment of dividends on the Series B Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.
Dividend Payment Dates

The first day of March, June, September and December of each year, commencing on December 1, 2020, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined herein), then the dividend with respect to such dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. "Business day" means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See "Description of the Series B Preferred Stock—Dividends."

Optional Redemption	We may, at our option, redeem the Series B Preferred Stock:

•

in whole or in part, from time to time, on or after September 1, 2025, at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date;

•

in whole, but not in part, at any time prior to September 1, 2025, within 90 days after the occurrence of a "rating agency event," at a redemption price equal to $25,500 per share of Series B Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date; or

•

in whole, but not in part, at any time prior to September 1, 2025, within 90 days after the occurrence of a "regulatory capital event," at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date.

If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. The Series B Preferred Stock and the related Depositary Shares will not be subject to any sinking fund or other obligation of American Equity Investment Life Holding Company to redeem, repurchase or retire the Series B Preferred Stock. See "Description of the Series B Preferred Stock—Optional Redemption."

Ranking	The Series B Preferred Stock will rank:

•

senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series B Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

•

equally with our 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") and each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series B Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus any declared but unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series B Preferred Stock and any parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See "Description of the Series B Preferred Stock—Liquidation Rights."

Voting Rights

Holders of the Series B Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series B Preferred Stock, in the case of certain dividend non-payments and as otherwise required by applicable law. See "Description of the Series B Preferred Stock—Voting Rights." Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See "Description of the Depositary Shares—Voting of the Depositary Shares."

Maturity

The Series B Preferred Stock does not have any maturity date, and we are not required to redeem the Series B Preferred Stock. Accordingly, all shares of the Series B Preferred Stock and, in turn, the Depositary Shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive Rights	Holders of the Series B Preferred Stock will have no preemptive rights.
U.S. Federal Income Tax Considerations

Dividends paid to individual U.S. holders generally will be taxable at the preferential rates applicable to long-term capital gains, subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. See "U.S. Federal Income Tax Considerations."

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $290 million after the underwriting discount and estimated expenses. We intend to use the net proceeds for general corporate purposes, which may include contributions to the capital and surplus of our life insurance subsidiaries and working capital. See "Use of Proceeds."

Listing

We intend to apply for listing of the Depositary Shares on the NYSE under the symbol "AELPRB." If approved for listing, we expect trading of the Depositary Shares on the NYSE to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series B Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein.

Transfer Agent and Registrar	Computershare Inc.
Depositary	Computershare Inc. and Computershare Trust Company, N.A.
Risk Factors

You should read carefully the section titled "Risk Factors" in this prospectus supplement and in the accompanying prospectus, and the risks set forth in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019, and Part II, Item 1A. of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated herein by reference, as well as the "Risk Factors" discussed in the other filings we make from time to time with the SEC and which we incorporate into this prospectus supplement by reference.

Summary Consolidated Financial Information

        The following table sets forth our summary consolidated financial information as of and for the years ended December 31, 2019, 2018 and 2017 and as of and for the three months ended March 31, 2020 and 2019. The information as of and for the fiscal years ended December 31, 2019, 2018 and 2017 was derived from our audited annual consolidated financial statements. The information as of and for the three months ended March 31, 2020 and 2019 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the full year ending December 31, 2020.

        You should read the following summary consolidated financial information together with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our audited consolidated financial statements and unaudited consolidated financial statements, including the related notes, in each case incorporated by reference into this prospectus supplement.

	Three months ended March 31,		Year ended December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands)
Consolidated Statements of Operations Data:
Revenues
Premiums and other considerations	$7,664	$5,410	$23,534	$26,480	$34,228
Annuity product charges	59,549	52,966	240,035	224,488	200,494
Net investment income	573,318	558,438	2,307,635	2,147,812	1,991,997
Change in fair value of derivatives	(941,874)	384,469	906,906	(777,848)	1,677,871
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI")/credit losses on fixed maturity securities, available for sale	11,035	(563)	6,962	(37,178)	10,509
Net OTTI losses recognized in operations(a)	—	—	(18,726)	(36,656)	(4,630)
Credit losses on fixed maturity securities, available for sale(a)	(31,371)	—	—	—	—
Loss on extinguishment of debt	(2,024)	—	(2,001)	—	(18,817)
Total revenues	(323,703)	1,000,720	3,464,345	1,547,098	3,891,652
Benefits and expenses
Insurance policy benefits and change in future policy benefits	10,072	9,299	35,418	39,530	43,219
Interest sensitive and index product benefits	400,219	136,674	1,287,576	1,610,835	2,023,668
Change in fair value of embedded derivatives	(1,250,061)	766,323	1,454,042	(1,389,491)	919,735
Amortization of deferred sales inducements and policy acquisition costs	194,293	78,441	176,302	550,192	432,576
Interest expense on notes and loan payable and subordinated debentures	7,973	10,467	41,289	40,989	44,492
Other operating costs and expenses	43,626	38,979	154,153	129,301	111,691

Total benefits and expenses	(593,878)	1,040,183	3,148,780	981,356	3,575,381

Income (loss) before income taxes	270,175	(39,463)	315,565	565,742	316,271
Income tax expense (benefit)	27,228	(9,453)	69,475	107,726	141,626

Net income (loss)	242,947	(30,010)	246,090	458,016	174,645
Less: Preferred stock dividends	6,611	—	—	—	—

Net income (loss) available to common stockholders	$236,336	$(30,010)	$246,090	$458,016	$174,645

	Three months ended March 31,		Year ended December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands)
Non-U.S. Generally Accepted Accounting Principles ("GAAP") Financial Measures(b) :
Reconciliation from net income (loss) available to common stockholders to non-GAAP operating income available to common stockholders:
Net income (loss) available to common stockholders	$236,336	$(30,010)	$246,090	$458,016	$174,645
Net realized gains/losses on financial assets, including credit losses	16,349	305	7,361	45,450	(5,093)
Change in fair value of derivatives and embedded derivatives—fixed index annuities	(120,454)	150,944	373,221	(72,181)	121,846
Change in fair value of derivatives—interest rate caps and swap	(848)	636	1,247	(1,892)	(1,224)
Income taxes	22,702	(32,473)	(79,736)	(3,653)	(5,124)

Non-GAAP operating income available to common stockholders	$154,085	$89,402	$548,183	$425,740	$285,050

	Three months ended March 31,		As of and for the year ended December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands, except per share data)
Consolidated Balance Sheet Data:
Total investments	$52,078,355	$52,204,775	$56,877,573	$49,427,498	$50,300,705
Total assets	65,549,556	64,482,164	69,696,552	61,625,564	62,030,736
Policy benefit reserves	60,619,047	58,995,947	61,893,945	57,606,009	56,142,673
Notes and loan payable	495,251	494,720	495,116	494,591	494,093
Subordinated debentures	77,893	243,090	157,265	242,982	242,565
Accumulated other comprehensive income (loss) ("AOCI")	219,974	513,697	1,497,921	(52,432)	724,599
Total stockholders' equity	3,522,757	2,939,537	4,570,119	2,399,101	2,850,157
Equity available to preferred stockholders(c)	400,000	—	400,000	—	—
Total common stockholders' equity(d)	3,122,757	2,939,537	4,170,119	2,399,101	2,850,157
Total common stockholders' equity excluding AOCI(d)	2,902,783	2,425,840	2,672,198	2,451,533	2,125,558
Book Value Common Per Share(e):
Book value per common share including AOCI(d)	34.13	32.38	45.77	26.55	31.91
Book value per common share excluding AOCI(d)	31.73	26.72	29.33	27.13	23.79
Debt-to-Capital Ratios(f):
Senior debt / Total capitalization	12.9%	15.8%	13.4%	15.6%	17.4%
Total debt / Total capitalization	14.9%	23.5%	17.7%	23.4%	26.0%
(a)
In June 2016, the Financial Accounting Standards Board issued an accounting standards update ("ASU"), ASU 2016-13, Financial Instruments—Credit Losses, that significantly changed the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model that requires these assets be presented at the net amount expected to be collected. In addition, credit losses on available for sale debt securities will be recorded through an allowance account subsequent to the adoption of this ASU. We adopted this ASU on January 1, 2020. Prior periods have not been reclassified. See Note 1 to the unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 incorporated by reference into this prospectus supplement.

(b)
In addition to net income (loss) available to common stockholders, we have consistently utilized non-GAAP operating income available to common stockholders, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate our financial performance. Non-GAAP operating income available to common stockholders equals net income (loss) available to common stockholders adjusted to eliminate the impact of items that fluctuate from year to year in a manner unrelated to core operations, and we believe measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income available to common stockholders eliminate the impact of fair value accounting for our fixed index annuity business and are not economic in nature but rather impact the timing of reported results. We believe the combined presentation and evaluation of non-GAAP operating income available to common stockholders together with net income (loss) available to common stockholders provides information that may enhance an investor's understanding of our underlying results and profitability. The amounts included in the reconciliation of net income (loss) available to common stockholders to non-GAAP operating income available to common stockholders are presented net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs.

Non-GAAP operating income available to common stockholders is not a substitute for net income (loss) available to common stockholders determined in accordance with GAAP. The adjustments made to derive non-GAAP operating income available to common stockholders are important to understanding our overall results from operations, and, if evaluated without proper context, non-GAAP operating income available to common stockholders possesses material limitations:

•
As an example, we could produce a low level of net income available to common stockholders in a given period, despite strong operating performance, if in that period we experience significant net realized losses from our investment portfolio. We could also produce a high level of net income available to common stockholders in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio.

•
As an example of another limitation of non-GAAP operating income available to common stockholders, it does not include the decrease in cash flows expected to be collected as a result of credit losses on financial assets.

Therefore, our management reviews net realized investment gains (losses) and analyses of our net investment income, including impacts related to credit losses, in connection with their review of our investment portfolio. In addition, our management examines net income available to common stockholders as part of their review of our overall financial results.

  Non-GAAP operating income available to common stockholders includes effects from revisions to assumptions as follows:

	Three months ended March 31,		Year ended December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands)
Decrease in amortization of deferred sales inducements	$—	$—	$(184,882)	$(20,466)	$(31,317)
Decrease in amortization of deferred policy acquisition costs	—	—	(288,332)	(28,702)	(43,716)
Increase (decrease) in interest sensitive and index product benefits	—	—	315,383	(53,607)	21,608
Effect on non-GAAP operating income	—	—	123,739	80,576	34,405
(c)
Equity available to preferred stockholders is equal to the redemption value of outstanding preferred stock plus dividends declared but not yet paid.

(d)
Total common stockholders' equity and total common stockholders' equity excluding AOCI, non-GAAP financial measures, exclude equity available to preferred stockholders. Total common stockholders' equity and book value per common share excluding AOCI, non-GAAP financial measures, are based on common stockholders' equity excluding the effect of AOCI. Since AOCI fluctuates from year to year due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(e)
Book value per common share including and excluding AOCI, non-GAAP financial measures, are calculated as total common stockholders' equity and total common stockholders' equity excluding AOCI divided by the total number of shares of common stock outstanding.

(f)
Debt-to-capital ratios are computed using total capitalization excluding AOCI.

Total capitalization excluding AOCI, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale securities, we believe that total capitalization excluding AOCI provides useful supplemental information in evaluating our total capitalization.

The table below sets forth the components for the calculation of senior debt to total capitalization and total debt to total capitalization (unaudited):

	March 31,		December 31,
	2020	2019	2019	2018	2017
	(Dollars in thousands)
Notes and loans payable (total senior debt)	$500,000	$500,000	$500,000	$500,000	$500,000
Total subordinated debentures	77,893	247,227	159,272	247,161	246,908
Total debt	577,893	747,227	659,272	747,161	746,908
Total stockholders' equity	3,522,757	2,939,537	4,570,119	2,399,101	2,850,157
Total capitalization	4,100,650	3,686,764	5,229,391	3,146,262	3,597,065
AOCI	219,974	513,697	1,497,921	(52,432)	724,599
Total capitalization excluding AOCI	$3,880,676	$3,173,067	$3,731,470	$3,198,694	$2,872,466

RISK FACTORS

        Investing in the Depositary Shares and the underlying Series B Preferred Stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us, the Depositary Shares and the Series B Preferred Stock before making an investment in the Depositary Shares and the underlying Series B Preferred Stock offered hereby. In addition to the risk factors set forth below, please read the risks under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated herein by reference. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become material factors that affect us. If any of the following risks or those incorporated by reference occur or intensify, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market or trading price of the Depositary Shares. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. You should also carefully review the cautionary statements under "Cautionary note regarding forward-looking statements."

Risks Relating to COVID-19

Major public health issues, specifically the COVID-19 pandemic, and the resulting economic uncertainty, may adversely impact our business, financial condition and results of operations.

        The recent outbreak of the novel coronavirus (COVID-19), recognized as a pandemic by the World Health Organization, has created significant economic and financial turmoil both in the U.S. and around the world which has had a material effect on the global economy and financial markets and raised concerns of a global recession. At this time, it is not possible to estimate how long it will take to stop the spread of COVID-19 or the longer term effects that the COVID-19 pandemic could have on our business. COVID-19 has caused significant economic effects where we operate, including closures of many businesses deemed non-essential due to shelter-in-place, stay-at-home, travel limitations and other governmental regulations. Though most of our employees are able to work remotely, these closures have caused disruption to the distribution channels through which we sell our products, including independent agents, and their clients. It is currently unclear how long such closures will last. The effects of such closures are dependent on the duration and spread of the COVID-19 pandemic and could adversely impact our business, financial condition and results of operations. Such adverse impacts may be material.

        The outbreak of COVID-19 could have adverse impacts on economic activity that affects demand for annuities. Such events or conditions could have an adverse effect on sales of new policies. Increased unemployment resulting from the economic impacts of COVID-19 may also result in policyholders seeking sources of liquidity and withdrawing at rates greater than we previously expected. If policyholder lapse and surrender rates significantly exceed our expectations, it could have a material adverse effect on our business, financial condition and results of operations, liquidity and cash flows.

        We have implemented risk management and contingency plans and taken measures and other precautions to protect our employees. Currently, most of our employees are working remotely with only operationally critical employees working at our offices in West Des Moines, Iowa for business continuity purposes, to the extent lawfully permitted. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity, information technology and third party service provider risks, and impair our ability to manage our business.

        The COVID-19 pandemic's effect on financial markets may materially impact our investment portfolio, although the extent of such impact is currently unknown. Our investment portfolio contains fixed income investments, such as bonds, the fair value of which fluctuates depending on market and other general conditions. These investments are also interest rate sensitive and may be adversely affected by changes in interest rates. The COVID-19 pandemic's effect on financial markets could also impair our ability to access and efficiently use external capital resources. In the event that these conditions persist and result in a prolonged period of economic uncertainty, our results of operations, our financial condition and/or liquidity, could be materially and adversely affected.

        The risks and impacts associated with COVID-19 described above are not the only ones that may affect our company. Other risks presented in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2019, including risks related to credit, our reinsurance program, our use of derivatives, defaults on commercial mortgage loans, changes in law or regulation, or downgrades in our credit or financial strength ratings, may be heightened as a result of the COVID-19 pandemic.

Risks Relating to the Depositary Shares and the Series B Preferred Stock

General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.

        The market prices for the Depositary Shares may fluctuate. Several factors, many of which are beyond our control, will influence the market value of the Depositary Shares. Factors that may influence the market value of the Depositary Shares include:

  •
  whether dividends have been declared and are likely to be declared on the Series B Preferred Stock from time to time;

  •
  our credit ratings with major credit rating agencies, including with respect to the Series B Preferred Stock or the Depositary Shares;

  •
  the market for similar securities;

  •
  the number of holders;

  •
  prevailing interest rates;

  •
  additional issuances by us of other classes of preferred stock or other securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

        The price of the Depositary Shares may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Depositary Shares. Accordingly, if you purchase Depositary Shares, whether in this offering or in the secondary market, the Depositary Shares may trade below the price that you paid for them.

The shares of Series B Preferred Stock are equity and are subordinate to our existing and future indebtedness.

        The shares of Series B Preferred Stock are equity interests in us and do not constitute indebtedness. As such, the Series B Preferred Stock will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a bankruptcy, liquidation or dissolution of us. As of March 31, 2020, our total indebtedness was approximately $600.0 million. Our existing and future indebtedness may restrict payments of dividends on the Series B Preferred Stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B Preferred

Stock (1) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) and (2) dividends and any redemption price, if applicable, may be paid by us, as a corporation, only out of lawfully available funds.

The Depositary Shares are fractional interests in the shares of the Series B Preferred Stock.

        We are issuing fractional interests in shares of the Series B Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series B Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Your economic interests in the underlying Series B Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Series B Preferred Stock, and by other transactions.

        The issuance of additional preferred shares on parity with or senior to the Series B Preferred Stock would adversely affect the economic interests of the holders of the Series B Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to the Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock in the event of our liquidation, dissolution or winding-up.

Holders may not receive dividends on the Series B Preferred Stock.

        Dividends on the Series B Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series B Preferred Stock and, in turn, the Depositary Shares would not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series B Preferred Stock or any other preferred stock we may issue.

        In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent we become subject to regulation by a "capital regulator," any applicable capital adequacy guidelines), we may not declare, pay or set aside for payment dividends on the Series B Preferred Stock. As a result, if payment of dividends on the Series B Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.

We may redeem the Series B Preferred Stock on or after September 1, 2025 and at any time in the event of a Rating Agency Event or Regulatory Capital Event.

        We may, at our option, redeem the Series B Preferred Stock (a) in whole or in part, from time to time, on or after September 1, 2025, at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to September 1, 2025 within 90 days after the occurrence of a "rating agency event," at a redemption price equal to $25,500 per share of Series B Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date and (c) in whole but not in part, at any time prior to September 1, 2025 within 90 days after the occurrence of a "regulatory capital event," at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. See "Description of the Series B Preferred Stock—Optional Redemption." If we redeem the Series B Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series B Preferred Stock or the Depositary Shares.

        Any decision we may make at any time to redeem the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders' equity and general market conditions at that time. Events that would constitute a "rating agency event" or a "regulatory capital event" could occur at any time and could result in the Series B Preferred Stock being redeemed earlier than would otherwise be the case. If we choose to redeem the Series B Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series B Preferred Stock.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series B Preferred Stock.

        When dividends are not paid in full on the shares of Series B Preferred Stock or any shares of parity stock, including our Series A Preferred Stock, for a dividend period, all dividends declared with respect to shares of Series B Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series B Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series B Preferred Stock and, in turn, the Depositary Shares.

Our ability to pay dividends on the Series B Preferred Stock depends on distributions from our subsidiaries, but our subsidiaries' ability to make distributions is limited by law and certain contractual agreements.

        We are a holding company whose principal assets are investments in our subsidiaries. As a holding company, our assets consist primarily of the capital stock and surplus notes of our subsidiaries. We depend upon the availability of dividends, surplus note interest payments and other statutorily permissible payments from our subsidiaries, such as payments under our investment advisory agreements and tax allocation agreements with our subsidiaries, to meet our obligations and pay dividends. These subsidiaries are separate legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for any dividend payments. Deterioration in the financial condition, earnings or cash flow of these subsidiaries for any reason could hinder the ability of such subsidiaries to pay cash dividends or other distributions to us, which would limit our ability to pay dividends on the Series B Preferred Stock and satisfy other financial obligations. In addition, we may elect to contribute additional capital to certain insurance subsidiaries to strengthen their surplus for covenant compliance or regulatory purposes (including, for example, maintaining adequate risk-based capital ("RBC") levels) or to provide the capital necessary for growth, in which case it is less likely that our insurance subsidiaries would pay us dividends. Accordingly, this could limit our ability to pay dividends and satisfy other holding company financial obligations.

        In addition, the payment of dividends or surplus note interest by our insurance subsidiaries is restricted by the applicable laws of their respective state of domicile requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.

        The ability of our insurance subsidiaries to pay dividends is also impacted by various criteria established by rating agencies to maintain or receive higher financial strength ratings and by the capital levels that we target for our insurance subsidiaries, as well as RBC and statutory surplus compliance requirements under our existing revolving credit facility.

The Series B Preferred Stock and Depositary Shares may not have an active trading market.

        The Series B Preferred Stock and the related Depositary Shares do not have an established trading market. Although we plan to apply to have the Depositary Shares listed on the NYSE, there is no guarantee that we will be able to list the Depositary Shares. If approved for listing, we expect trading of the Depositary Shares on the NYSE to commence within 30 days after the initial delivery of the Depositary Shares. Even if the Depositary Shares are listed, an active after-market for the Depositary Shares may not develop or be sustained and holders of the Depositary Shares may not be able to sell their Depositary Shares at favorable prices or at all. Although some or all of the underwriters have indicated to us that they intend to make a market in the Depositary Shares, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of Series B Preferred Stock except as represented by the Depositary Shares.

The voting rights of holders of the Series B Preferred Stock and, in turn, the Depositary Shares will be limited.

        Holders of the Series B Preferred Stock and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series B Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series B Preferred Stock, as described under "Description of the Series B Preferred Stock—Voting Rights." In addition, if dividends on the Series B Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series B Preferred Stock and, in turn, the Depositary Shares, together as a single class with holders of any and all other series of our preferred stock ranking equal with the Series B Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under "Description of the Series B Preferred Stock—Voting Rights" and "Description of the Depositary Shares—Voting of the Depositary Shares." Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series B Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series B Preferred Stock. While the Depositary will vote the maximum number of whole shares of the Series B Preferred Stock in accordance with the instructions it receives (provided that the Depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Series B Preferred Stock to be voted), any remaining votes of holders of the Depositary Shares will not be voted.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series B Preferred Stock, could cause the liquidity or trading price of the Series B Preferred Stock to decline significantly.

        Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series B Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Series B Preferred Stock, based on their overall view of our industry. For example, on March 26, 2020, S&P affirmed its "A–" financial strength rating on American Equity Life and its "BBB–" long-term issuer credit rating on American Equity Investment Life Holding Company, but revised its outlook to "negative" from "stable" on both its financial strength and long-term issuer credit ratings due to its expectation for credit deterioration under current stressed market conditions. On April 24, 2020, Fitch affirmed its "A–" financial strength rating on American Equity Life and its life insurance subsidiaries, its "BBB" issuer default rating on American Equity Investment Life Holding Company and our "BBB–" senior unsecured debt ratings, but revised its outlook to "negative" from "stable" on its financial strength, issuer default and senior unsecured debt ratings due to disruption to economic activity and the financial markets from the COVID-19 pandemic. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series B Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

        The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Series B Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series B Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Depositary Shares or the Series B Preferred Stock, which is sometimes called "notching." If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series B Preferred Stock are subsequently lowered or "notched" further, the trading price of the Depositary Shares could be negatively affected.

There may be future sales of preferred shares or depositary shares, which may adversely affect the market price of the Depositary Shares.

        We are not restricted from issuing additional Series B Preferred Stock and the related Depositary Shares or securities similar to the Series B Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series B Preferred Stock or Depositary Shares or securities that constitute shares of parity stock. Holders of the Series B Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series B Preferred Stock or Depositary Shares or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of future offerings by us reducing the market price of the Depositary Shares and diluting their indirect holdings in the Series B Preferred Stock.

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $290 million after the underwriting discount and estimated expenses. We intend to use the net proceeds for general corporate purposes, which may include contributions to the capital and surplus of our life insurance subsidiaries and working capital.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization at March 31, 2020, on an actual basis, and as adjusted to give effect to this offering of the Depositary Shares, including the intended application of the estimated net proceeds from this offering as set forth in "Use of Proceeds." This information should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our other financial information incorporated by reference herein.

	As of March 31, 2020
(in thousands, except share and per share data)	Actual	As Adjusted
5.000% senior notes due 2027(1)	$500,000	$500,000
Subordinated debentures payable to subsidiary trust(1)	100,000	100,000

Total debt(1)	600,000	600,000

Preferred stock, par value $1 per share; 2,000,000 shares authorized:
Series A preferred stock, par value $1 per share; 20,000 shares authorized; 16,000 shares issued and outstanding, actual and as adjusted	16	16
Series B preferred stock, par value $1 per share; 12,000 shares authorized; no shares issued and outstanding, actual, 12,000 shares issued and outstanding, as adjusted	—	12
Common stock, par value $1 per share, 200,000,000 shares authorized; 91,497,841 shares issued and outstanding (excluding 1,207,201 treasury shares)	91,498	91,498
Additional paid-in capital	1,215,464	1,505,710
Accumulated other comprehensive income	219,974	219,974
Retained earnings	1,995,805	1,995,805

Total stockholders' equity	3,522,757	3,813,015

Total capitalization	$4,122,757	$4,413,015

(1)
Amounts reflect principal amount outstanding.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

        The Depositary will be the sole holder of the 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), as described under "Description of the Depositary Shares" below, and all references in this prospectus supplement to the holders of the Series B Preferred Stock shall mean the Depositary. However, holders of the Depositary Shares will be entitled through the Depositary to exercise the rights and preferences of the Series B Preferred Stock, as described under "Description of the Depositary Shares."

        The following is a description of the material terms of the Series B Preferred Stock. The following summary of the terms and provisions of the Series B Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to the pertinent sections of our articles of incorporation, as amended to date, and our third amended and restated bylaws that were filed as exhibits or incorporated by reference to the registration statement of which the accompanying prospectus is a part, the Certificate of Designations creating the Series B Preferred Stock, which will be included as an exhibit to documents that we file with the SEC, and the applicable provisions of the Iowa Business Corporation Law. All references to "we," "us" and "our" in this prospectus supplement are to American Equity Investment Life Holding Company, an Iowa corporation, and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.

General

        Our authorized capital stock includes 2,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series B Preferred Stock.

        The Series B Preferred Stock represents a single series of our authorized preferred stock. We are offering Depositary Shares representing 12,000 shares of Series B Preferred Stock. The "stated amount" per share of Series B Preferred Stock is $25,000. The Series B Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds with respect to such shares of Series B Preferred Stock. Holders of the Series B Preferred Stock will not have preemptive or subscription rights to acquire more stock of us.

        The Series B Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of us. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series B Preferred Stock.

        We may at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock or related Depositary Shares, issue additional shares of Series B Preferred Stock and the related Depositary Shares either through public or private sales that would be deemed to form a single series with the Series B Preferred Stock and the related Depositary Shares, respectively, offered hereby; provided that such additional shares of Series B Preferred Stock and the related Depositary Shares are fungible for U.S. federal income tax purposes with the Series B Preferred Stock and the related Depositary Shares, respectively, offered hereby. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock or the related Depositary Shares. Any additional preferred stock may be issued from time to time in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

Ranking

        With respect to the distribution of assets upon our liquidation, dissolution or winding-up, the Series B Preferred Stock will rank:

  •
  senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series B Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

  •
  equally with the Series A Preferred Stock and each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up.

        In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).

Dividends

        Dividends on the Series B Preferred Stock will not be mandatory. Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, under Iowa law, quarterly in arrears on the first day of March, June, September and December of each year, commencing on December 1, 2020, non-cumulative cash dividends that accrue for the relevant dividend period as follows:

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  from the date of original issue, to, but excluding, September 1, 2025 (the "First Call Date") at a fixed rate per annum of 6.625% on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share); and

  •
  from the First Call Date, during each reset period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 6.297% on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share).

        If we issue additional shares of Series B Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first dividend payment date. Dividends on Series B Preferred Stock issued after the first dividend payment date will accrue from either the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date next preceding the date such shares are issued (if such shares are not issued on a dividend payment date).

        Dividends will be payable to holders of record of the Series B Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a "dividend record date"). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

        Dividends payable on the Series B Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day (as defined below), then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. "Business day" means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

        A "dividend period" is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series B Preferred Stock and will end on, but exclude, the December 1, 2020 dividend payment date.

        A "reset date" means the First Call Date and each date falling on the fifth anniversary of the preceding reset date. A "reset period" means the period from and including the First Call Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A "reset dividend determination date" means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.

        The "Five-year U.S. Treasury Rate" means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five business days immediately prior to such reset dividend determination date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 under the caption "Treasury constant maturities." If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.

        "H.15" means the statistical release designated as "H.15 Daily Update," or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and "most recent H.15" means the H.15 published closest in time but at or prior to the close of business on the reset dividend determination date.

        Unless we have validly called all shares of Series B Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series B Preferred Stock prior to the reset dividend determination date preceding the First Call Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent's determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Call Date will be on file at our principal offices, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

        Dividends on the Series B Preferred Stock will not be cumulative. Accordingly, if our board of directors (or a duly authorized committee of the board), does not declare a dividend on the Series B Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared. References to the "accrual" of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

        So long as any Series B Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series B Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:

  •
  no dividend shall be paid or declared on our common stock or any other shares of our junior stock or parity stock (except, in the case of parity stock, on a pro rata basis with the Series B Preferred Stock as described below), other than:

  •
  any dividend paid on junior stock or parity stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock or (solely in the case of parity stock) other parity stock, or

  •
  any dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan, and

  •
  no common stock or other junior stock or parity stock (except, in the case parity stock, on a pro rata basis with the Series B Preferred Stock as described below), shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

  •
  as a result of a reclassification of junior stock for or into other junior stock or a reclassification of parity stock for or into other parity stock, as applicable,

  •
  the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock or the exchange, redemption or conversion of one share of parity stock for or into another share of parity stock, as applicable,

  •
  purchases, redemptions or other acquisitions of shares of junior stock or parity stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

  •
  the purchase of fractional interests in shares of junior stock or parity stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

  •
  through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or

  •
  in the case of parity stock, pro rata purchases, offers or other acquisitions for consideration by us to purchase all, or a pro rata portion of, the Series B Preferred Stock and such parity stock.

        As used in this prospectus supplement, "junior stock" means our common stock and any other class or series of our stock that ranks junior to the Series B Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up.

        When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) upon the Series B Preferred Stock and any shares of parity stock, all dividends declared on the Series B Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the

Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series B Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other. As used in this paragraph, payment of dividends "in full" means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B Preferred Stock or any shares of parity stock (in either case, the "first series") coincides with more than one dividend period with respect to another series, as applicable (in either case, a "second series"), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series B Preferred Stock.

        As used in this prospectus supplement, "parity stock" means the Series A Preferred Stock and any other class or series of our stock that ranks equally with the Series B Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up.

        Subject to the foregoing, dividends (payable in cash, stock or otherwise, as may be determined by our board of directors or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

        Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series B Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and any required distributions to holders of stock, if any, that ranks senior to the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share) plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the "liquidation preference" of any holder of preferred stock or parity stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series B Preferred Stock) on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series B Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of this section, the merger or consolidation of us with any other entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.

Optional Redemption

        The Series B Preferred Stock is perpetual and has no maturity date. The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

        We may redeem the Series B Preferred Stock at our option:

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  in whole or in part, from time to time, on or after September 1, 2025, at a redemption price equal to the stated amount of $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date,

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  in whole, but not in part, at any time prior to September 1, 2025, within 90 days after the occurrence of a "rating agency event," at a redemption price equal to $25,500 per share of Series B Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date, or

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  in whole, but not in part, at any time prior to September 1, 2025, within 90 days after the occurrence of a "regulatory capital event," at a redemption price equal to the stated amount of $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

        Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.

        Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.

        "Rating agency event" means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a "rating agency") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in:

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  the shortening of the length of time the Series B Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock; or

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  the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock.

        "Regulatory capital event" means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series B Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

        If the Series B Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Notwithstanding the foregoing, if the Series B Preferred Stock is held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.

        Each notice of redemption will include a statement setting forth:

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  the redemption date;

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  the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of shares of such Series B Preferred Stock to be redeemed (if determinable at the time of such notice) from such holder;

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  the redemption price;

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  if shares of Series B Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series B Preferred Stock for payment of the redemption price; and

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  that dividends will not accrue for any period beginning on or after the redemption date.

        If notice of redemption of any Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will not accrue on such Series B Preferred Stock for any period beginning on or after the redemption date, such Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series B Preferred Stock will terminate, except the right to receive the redemption price, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

        In case of any redemption of only part of the Series B Preferred Stock at the time outstanding, the Series B Preferred Stock to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC.

Voting Rights

        Except as provided below or as otherwise required by applicable law, the holders of the Series B Preferred Stock will have no voting rights.

        Right to Elect Two Directors on Nonpayment of Dividends.    Whenever dividends on any shares of Series B Preferred Stock shall have not been declared and paid for six or more dividend periods,

whether or not for consecutive dividend periods (a "Nonpayment"), the holders of such shares of Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors"), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series B Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.

        As used in this prospectus supplement, "voting preferred stock" means any other class or series of our preferred stock ranking equally with the Series B Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series B Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series B Preferred Stock and voting preferred stock voted.

        If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series B Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

        Other Voting Rights.    So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required to:

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  authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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  amend the provisions of our Articles of Incorporation or Bylaws so as to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued Series B Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series B Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up, whether or not dividends payable thereon are cumulative or noncumulative, will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock; or

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  consolidate with or merge into any other corporation, enter into a binding share exchange or reclassification involving the Series B Preferred Stock or convert, transfer, domesticate or continue our company into another entity or an entity organized under the laws of another jurisdiction unless, in each case, the shares of Series B Preferred Stock remain outstanding or the shares of Series B Preferred Stock outstanding at the time of such consolidation or merger or sale, or such exchange, reclassification, conversion, transfer, domestication or continuance, are converted into or exchanged for preference securities, and such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

        If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series B Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.

        To the fullest extent permitted by law, without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, we may supplement any terms of the Series B Preferred Stock:

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  to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent; or

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  to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of Series B Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Transfer Agent and Registrar

        Computershare Inc. will be the transfer agent and registrar for the Series B Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

        The "calculation agent" means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series B Preferred Stock at such time. Unless we have validly called all shares of Series B Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series B Preferred Stock prior to the reset dividend determination date preceding the First Call Date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.

DESCRIPTION OF THE DEPOSITARY SHARES

        In this prospectus supplement, references to "holders" of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Depositary Shares registered in street name or issued in book-entry form through DTC.

        This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series B Preferred Stock. As described above under "Description of the Series B Preferred Stock," we are issuing fractional interests in shares of the preferred stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a share of the Series B Preferred Stock and will be evidenced by a depositary receipt. The shares of the Series B Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement (the "Deposit Agreement") among us, Computershare Inc. and Computershare Trust Company, N.A, acting jointly, as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

        Immediately following issuance of the Series B Preferred Stock, we will deposit the Series B Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The Deposit Agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K to be filed with the SEC.

Dividends and Other Distributions

        Each dividend on a Depositary Share will be in an amount equal to 1/1,000th of the dividend declared on each share of Series B Preferred Stock.

        The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series B Preferred Stock to the record holders of the Depositary Shares relating to the underlying Series B Preferred Stock in proportion to the number of the Depositary Shares held by the holders. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.

        Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series B Preferred Stock.

        The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Withdrawal of Preferred Stock

        Unless the Depositary Shares have been previously called for redemption, a holder of Depositary Shares may surrender his or her depositary receipts at the principal office of the Depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of Series B Preferred Stock and any money or other property represented by such holder's depositary receipts. A holder of Depositary Shares who exchanges such depositary receipts for shares of Series B Preferred Stock will be entitled to receive whole shares of Series B Preferred Stock on the basis set forth herein; partial shares of Series B Preferred Stock will not be issued.

        However, holders of whole shares of Series B Preferred Stock will not be entitled to deposit those shares under the Deposit Agreement or to receive Depositary Shares for those shares after the withdrawal. If the Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Series B Preferred Stock to be withdrawn, the Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of Depositary Shares.

Redemption of the Depositary Shares

        If we redeem the Series B Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series B Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series B Preferred Stock (equivalent to $25.00 per Depositary Share or, in the case of a redemption following a rating agency event occurring prior to September 1, 2025, $25.50 per Depositary Share), plus any dividends payable thereon upon redemption as described under "Description of the Series B Preferred Stock—Optional Redemption." Whenever we redeem shares of the Series B Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series B Preferred Stock so redeemed.

        In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by us pro rata, by lot or by such other method in accordance with DTC's procedures. In any such case, we will redeem the Depositary Shares only in increments of 1,000 shares and any integral multiple thereof.

        The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

        When the Depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote as described above in "Description of the Series B Preferred Stock—Voting Rights," the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series B Preferred Stock. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the Depositary to vote the amount of the Series B Preferred Stock represented by the holder's Depositary Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series B Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series B Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series B Preferred Stock represented by such Depositary Shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts evidencing the

Depositary Shares will not be effective unless such amendment has been approved by the record holders of depositary receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated if all outstanding Depositary Shares have been redeemed or if there has been made a final distribution in respect of the Series B Preferred Stock in connection with our liquidation, dissolution or winding-up and such distribution has been made to the holders of depositary receipts evidencing the Depositary Shares.

Fees, Charges and Expenses of Depositary

        We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the Depositary in connection with the initial deposit of the Series B Preferred Stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of shares of Series B Preferred Stock represented by the Depositary Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to such depositary receipt are paid by the holder.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us 30 days' written notice of its election to do so, and we may at any time remove the Depositary by delivering the Depositary 30 days' written notice, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment, but in no event later than 30 days after delivery of such notice. The successor depositary must be appointed within 30 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million; provided that we will use commercially reasonable efforts to ensure that there is, at all relevant times when the Series B Preferred Stock is outstanding, a person or entity appointed and serving as the Depositary. If a successor is not appointed within 30 days, any record holders of depositary receipts or the outgoing depositary may petition a court to appoint a successor.

Miscellaneous

        The Depositary will forward to the holders of Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of depositary receipts evidencing the Depositary Shares.

        Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All the Depositary's obligations under the Deposit Agreement are limited to performance in good faith of its duties set forth in the Deposit Agreement, and the Depositary shall not have any duty in the case of the receipt of a written demand from any holder of depositary receipts with respect to any action or default by us, including any duty to initiate any proceedings or to make any demand upon us. The Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Series B Preferred Stock for deposit, holders of depositary receipts evidencing Depositary Shares or other persons believed in the absence of bad faith to be competent and on documents believed to be genuine.

Listing

        We intend to apply to list the Depositary Shares on the NYSE under the symbol "AELPRB". If the application is approved, we expect trading to begin within 30 days of the initial delivery of the

Depositary Shares. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect that there will be any separate public trading market for the shares of Series B Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

        The Depositary Shares will be issued in book-entry only form through DTC in the form of one or more global depositary receipts. The Series B Preferred Stock will be issued in registered form to the Depositary.

        DTC has advised us that it is a member of the U.S. Federal Reserve System, a limited-purpose trust company under the New York banking law and a registered clearing agency with the SEC. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, which is owned by a number of its participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Depositary

        Computershare Inc. and Computershare Trust Company, N.A., acting jointly, will be the Depositary for the Depositary Shares as of the original issue date.

Further Issuances

        We may from time to time elect to issue additional Depositary Shares, and all the additional shares would be deemed to form a single series with the Depositary Shares offered by this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Depositary Shares by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), government plans, church plans, non-U.S. plans subject to Similar Laws and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. It is not intended that any of the Company, an underwriter or their respective affiliates will act in a fiduciary capacity with respect to any ERISA Plan in connection with its investment in Depositary Shares.

        In considering an investment in the Depositary Shares of a portion of the assets of any Plan, a fiduciary should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation with respect to ERISA Plans, the applicable prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. For example, the acquisition of Depositary Shares by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that potentially may apply to the acquisition of Depositary Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest or disqualified person with respect to the ERISA Plan solely by reason of providing services to the ERISA Plan or a relationship with such a service provider, provided that neither the person transacting with the ERISA Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to any or all prohibited transactions that might arise in connection with an investment in Depositary Shares or that all of the conditions of any exemptions will be satisfied.

        Because of the foregoing, the Depositary Shares may not be purchased by any person investing "plan assets" of any Plan, unless such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        By acceptance of a Depositary Share (including any interest in a Depositary Share), each purchaser and subsequent transferee of a Depositary Share will be deemed to have represented and warranted that (A) either (i) no portion of the assets used by such purchaser or transferee to acquire Depositary Shares constitutes assets of any Plan or (ii) the acquisition, holding or disposition of Depositary Shares (or interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (B) if the purchaser or transferee is an ERISA Plan, neither the Company, the underwriters, or any of their respective affiliates has acted or will act in a fiduciary capacity with respect to the investor's investment in Depositary Shares.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Depositary Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the Depositary Shares.

        The provision of this prospectus supplement and the accompanying prospectus and the sale of Depositary Shares to a Plan is in no respect a recommendation or representation by the Company, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or for any particular Plan.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series B Preferred Stock, including fractional interests therein in the form of Depositary Shares. The following summary is based upon current provisions of the Code, Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and non-U.S. tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, real estate investment trusts, regulated investment companies, passive foreign investment companies, controlled foreign corporations, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series B Preferred Stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction, U.S. expatriates and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. This summary is limited to investors who will hold the Series B Preferred Stock as "capital assets" within the meaning of the Code (generally, property held for investment) and who purchase the Series B Preferred Stock in the initial offering at the initial offering price. Furthermore, this summary does not address the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.

Each potential investor should consult its tax advisor as to the particular U.S. federal, state, local, non-U.S. and any other tax considerations applicable to them of the ownership and disposition of the Series B Preferred Stock.

        Holders of Depositary Shares will be treated as beneficial owners of their pro rata interest in the Series B Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

        The discussion in this section is addressed to a holder of the Series B Preferred Stock that is a "U.S. holder" for U.S. federal income tax purposes. You are a U.S. holder if you are a beneficial owner of the Series B Preferred Stock that is, for U.S. federal income tax purposes (i) a citizen or individual resident of the United States.; (ii) a corporation (or other entity that is taxable as a corporation) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (iii) an estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Series B Preferred Stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Series B Preferred Stock that is a partnership and any partner who owns an interest in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of an investment in the Series B Preferred Stock.

Distributions on the Series B Preferred Stock

        Distributions with respect to the Series B Preferred Stock will be taxable as dividend income when paid to the extent of American Equity Investment Life Holding Company's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series B Preferred Stock exceeds American Equity Investment Life

Holding Company's current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in the Series B Preferred Stock, and thereafter as capital gain, which will be long-term capital gain if the U.S. holder's holding period for such stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series B Preferred Stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series B Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, provided that applicable holding period requirements are met and certain other conditions are satisfied.

        Dividends that exceed certain thresholds in relation to a U.S. holder's tax basis in the Series B Preferred Stock could be characterized as "extraordinary dividends" under the Code. Certain non-corporate U.S. holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series B Preferred Stock as long-term capital losses to the extent any such extraordinary dividends received by them with respect to such Series B Preferred Stock qualify for the preferential rates applicable to long-term capital gains. If a corporate U.S. holder that has held Series B Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in the Series B Preferred Stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. holder's tax basis in such Series B Preferred Stock, the excess is treated as taxable gain.

Sale, Exchange, Redemption or Other Taxable Disposition of the Series B Preferred Stock

        A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series B Preferred Stock equal to the difference, if any, between the amount realized upon the disposition and the U.S. holder's adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

        A redemption of the Series B Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a "complete termination" of the U.S. holder's Series B Preferred Stock interest and any other equity interest in American Equity Investment Life Holding Company (within the meaning of Section 302(b)(3) of the Code), (ii) is a "substantially disproportionate" redemption of stock with respect to the U.S. holder (within the meaning of Section 302(b)(2) of the Code) or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. holder (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met, a U.S. holder must take into account not only the Series B Preferred Stock and other equity interests in American Equity Investment Life Holding Company that the U.S. holder actually owns but also other equity interests in American Equity Investment Life Holding Company that the U.S. holder constructively owns within the meaning of Section 318 of the Code. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in American Equity Investment Life Holding Company and that exercises no control over American Equity Investment Life Holding Company's corporate affairs will generally be entitled to sale or exchange treatment on a redemption of Series B Preferred Stock if such holder experiences a reduction in its equity interest in American Equity Investment Life Holding Company (taking into account any constructively owned American Equity Investment Life Holding Company equity interests) as a result of the redemption. If none of the alternative tests of Section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above under "—U.S. Holders—Distributions on the Series B Preferred Stock." Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Series B Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.

        In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received without any offset for the U.S. holder's tax basis in the Series B Preferred Stock. Any tax basis in the redeemed Series B Preferred Stock should be transferred to the U.S. holder's remaining equity interests in American Equity Investment Life Holding Company. If the U.S. holder has no remaining equity interests in American Equity Investment Life Holding Company, such basis could, under certain circumstances, be transferred to any remaining equity interests in American Equity Investment Life Holding Company that are held by a person related to such holder, or such basis could be lost entirely.

Non-U.S. Holders

        The discussion in this section is addressed to holders of the Series B Preferred Stock that are "non-U.S. holders." A non-U.S. holder is a beneficial owner of the Series B Preferred Stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder for U.S. federal income tax purposes.

Distributions on the Series B Preferred Stock

        Generally, distributions treated as dividends as described above under "—U.S. Holders—Distributions on the Series B Preferred Stock" paid to a non-U.S. holder with respect to the Series B Preferred Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such non-U.S. holder's conduct of a trade or business in the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base of such holder) are generally subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person, and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements and that the payor has no actual knowledge or reason to know that the certifications are incorrect). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

        For purposes of obtaining a reduced rate of withholding under an income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder's country of residence and entitlement to tax treaty benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed Internal Revenue Service ("IRS") Form W-8BEN or Form W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form (assuming, in each case, the payor has no knowledge or reason to know that the certifications are incorrect).

        A non-U.S. holder eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of the Series B Preferred Stock

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (other than a redemption that is treated as a distribution as discussed below) or other taxable disposition of the Series B Preferred Stock unless (i) the non-U.S. holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other requirements are satisfied, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), or (iii) we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period that the non-U.S. holder held the Series B Preferred Stock and certain other conditions are met. Although there can be no assurances, we believe we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

        An individual non-U.S. holder described in clause (i) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States. Gain described in clauses (ii) and (iii) of such paragraph will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation that recognizes gain described in clause (ii) may also be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

        A payment made to a non-U.S. holder in redemption of the Series B Preferred Stock may be treated as a distribution, rather than as a payment in exchange for such stock, in the circumstances discussed above under "—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Series B Preferred Stock", in which event such payment would be subject to tax as discussed above under "—Non-U.S. Holders—Distributions on the Series B Preferred Stock."

Additional Withholding Requirements

        Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of the Series B Preferred Stock held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Series B Preferred Stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of the Series B Preferred Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the payor that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the payor will then in turn be required to provide to the U.S. Department of the Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the Series B Preferred Stock.

UNDERWRITING

        Morgan Stanley & Co. LLC, BofA Securities, Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Depositary Shares set forth opposite the underwriter's name:

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC	2,400,000
BofA Securities, Inc.	2,400,000
RBC Capital Markets, LLC	2,400,000
Wells Fargo Securities, LLC	2,400,000
J.P. Morgan Securities LLC	1,200,000
Citigroup Global Markets Inc.	600,000
SunTrust Robinson Humphrey, Inc.	600,000

Total	12,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Depositary Shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the Depositary Shares offered by this prospectus supplement if they purchase any of the Depositary Shares. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Depositary Shares sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of $0.50 per Depositary Share sold to retail investors and $0.30 per Depositary Share sold to institutional investors. Any such dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of $0.45 per Depositary Share. If all the Depositary Shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell Depositary Shares through certain of their affiliates.

        The following table shows the per Depositary Share and total underwriting discount that we are to pay to the underwriters in connection with this offering.

	Per Depositary Share(1)	Total
Public offering price	$25.0000	$300,000,000
Underwriting discount
Retail orders	$0.7875	$7,510,387
Institutional orders	$0.5000	$1,231,500
Total	$0.7285	$8,741,887
Proceeds, before expenses, to American Equity Investment Life Holding Company	$24.2715	$291,258,113

(1)
Reflects 9,537,000 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 2,463,000 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.500 per Depositary Share.

        We estimate that our expenses for this offering (not including the underwriting discount) will be $1 million, all of which are payable by us.

        Depositary Shares and the Series B Preferred Stock are new issues of securities with no established trading market. Application will be made to list the Depositary Shares on the NYSE under the symbol "AELPRB." If approved for listing, we expect trading of the Depositary Shares on the NYSE to begin within the 30-day period after the original issuance date. Some or all of the underwriters have advised us that they presently intend to make a market in the Depositary Shares after the completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. There is currently no secondary market for the Depositary Shares and we cannot assure you that one will develop, even if the Depositary Shares are approved for listing. If the secondary market for the Depositary Shares is limited, there may be few or no buyers if you choose to sell your shares and this may reduce the price you receive or your ability to sell the shares at all. See "Risk Factors—Risks Relating to the Depositary Shares and the Series B Preferred Stock—The Series B Preferred Stock and Depositary Shares may not have an active trading market."

        We have agreed that we will not, for the period of 30 days from the date of this prospectus supplement, without first obtaining the prior written consent of the representative of the underwriters, offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Depositary Shares or the Series B Preferred Stock, including any securities convertible into or exchangeable for, or that represent rights to receive, the Depositary Shares or the Series B Preferred Stock, except for the Depositary Shares and the Series B Preferred Stock sold to the underwriters or deposited pursuant to the underwriting agreement.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        In connection with this offering, the underwriters may bid for or purchase and sell Depositary Shares in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in this offering. The underwriters must close out any short position by purchasing Depositary Shares in the open market. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of Depositary Shares or preventing or retarding a decline in the market price of Depositary Shares. As a result, the price of Depositary Shares may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Depositary Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        It is expected that delivery of the Depositary Shares will be made against payment therefor on or about June 17, 2020, which is the fifth business day following the date hereof (such settlement cycle being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares earlier than the second business day before June 17, 2020 will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Relationships with Underwriters

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        The underwriters and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our existing revolving credit facility and act as agents thereunder. Certain of the underwriters also acted as underwriters in the offering of our Series A Preferred Stock and/or in prior offerings of our senior unsecured notes and our common stock.

        If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby.

        In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, have provided, and may continue to provide, letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and/or act as our and our subsidiaries' counterparties to various call options, swaps, hedges and other derivative transactions.

        In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the U.S.) that would permit a public offering of the Depositary Shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the Depositary Shares where action for that purpose is required. Accordingly, the Depositary Shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the Depositary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        The underwriters may arrange to sell the Depositary Shares offered hereby in certain jurisdictions outside the U.S., either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Depositary Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Depositary Shares. This prospectus supplement and the accompanying prospectus are not a prospectus for purposes of the Prospectus Regulation. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares contemplated in this prospectus supplement.

        Each person located in a Member State of the EEA or in the UK to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares, or to whom the shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires shares is: (1) a "qualified investor" within the meaning of Article 2(e) of the Prospectus regulation; and (2) not a "retail investor" (as defined above).

        References in this section to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, or have been implemented in UK domestic law, as appropriate.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (as amended, the "Financial Promotion Order"), (ii) persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) persons outside of the United Kingdom, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant person and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

        The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

        The Depositary Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has been or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Series B Preferred Stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Depositary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The Depositary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Depositary Shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the "Companies Ordinance") or which do not constitute an offer to the public within the meaning of the Companies Ordinance.

        No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

        The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

LEGAL MATTERS

        Certain legal matters in connection with the Depository Shares and the Series B Preferred Stock will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Renee D. Montz, Executive Vice President, General Counsel and Secretary of American Equity Investment Life Holding Company. Ms. Montz is a full-time employee of our company. Ms. Montz owns shares of our common stock, beneficially and as a participant in various employee benefit plans, and holds shares of restricted stock and restricted stock units. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

American Equity Investment Life Holding Company

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

        We may offer, issue and sell, together or separately, from time to time:

  •
  debt securities, which may be senior debt securities or subordinated debt securities;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  depositary shares representing an interest in our preferred stock;

  •
  warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

  •
  purchase contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock, debt securities or other securities at a future date or dates; and

  •
  purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the purchase contracts.

        We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in such documents, carefully before you make your investment decision.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 22 of this prospectus.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 2.

        None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement and any other applicable offering material (including any free writing prospectus) prepared by or on behalf of the company for a specific offering of securities, together with the additional information described under the heading "Where You Can Find More Information" on page 23 of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

        All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company and its consolidated subsidiaries, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

        Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

        You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

        We are a leader in the development and sale of fixed index and fixed rate annuity products. We were incorporated in the state of Iowa on December 15, 1995. We issue fixed annuity products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. We have one business segment which represents our core business comprised of the sale of fixed index and fixed rate annuities. Our business strategy is focused on growing our policyholder funds and earning predictable returns by managing investment spreads and investment risk. We are licensed to sell our products in 50 states and the District of Columbia.

        Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our website address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any applicable prospectus supplement or other applicable offering materials, you should carefully consider the risk factors described in the section entitled "Risk Factors" in (i) any prospectus supplement, (ii) our most recent Annual Report on Form 10-K and (iii) any Quarterly Reports on Form 10-Q and those portions of the Current Reports on Form 8-K filed by us subsequently to such Annual Report on Form 10-K, each of which are incorporated by reference into this prospectus and any prospectus supplement in its entirety (other than documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K), and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information" on page 23 of this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts and purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will describe the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

        The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

        We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

        Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."

        The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

        We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities pursuant to any sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any additions to the events of default or our covenants with respect to the applicable series of debt securities;

  •
  the manner in which we may evidence any election to defease the debt securities, if other than by resolution of our board of directors;

  •
  whether the debt securities will be convertible into other securities or property and, if so, the terms and conditions upon which the holders may convert or exchange such debt securities into other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

        Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all our capital lease obligations;

  •
  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

  •
  all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

        Senior indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

  •
  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness of the company to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of the company in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        In the event of, and during the continuation of, any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

        In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of the company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

Restrictive Covenant

        The following restrictive covenant shall apply to each series of senior debt securities:

        Limitations on Dispositions of Stock of Certain Subsidiaries.    So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

  •
  American Equity Investment Life Insurance Company;

  •
  American Equity Investment Life Insurance Company of New York;

  •
  any successor to substantially all of the business of American Equity Investment Life Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of the company; or

  •
  any corporation (other than us) having direct or indirect control of American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

        Except for, in each case:

  •
  a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of the company;

  •
  a sale or other disposition of shares which are "directors' qualifying shares;"

  •
  a sale or other disposition of such stock for at least fair value (as determined by our board of directors acting in good faith); or

  •
  a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with any corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any corporation other than a direct or indirect wholly-owned subsidiary of the company, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of the company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of the company under the debt securities and the indentures;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        The following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continuing for 30 days;

  •
  our failure to pay the principal of (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption,

    acceleration or otherwise, or any payment required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

  •
  the occurrence of certain defaults with respect to our debt (other than the debt securities or non-recourse debt) that results in acceleration of the maturity of a principal amount in excess of $50,000,000, and the acceleration of the maturity of such debt is not rescinded or annulled or such debt is not discharged within 15 days after we receive notice of such event of default; and

  •
  certain events of bankruptcy, insolvency or reorganization of the company.

        If an event of default with respect to any debt securities of any series outstanding under either of the indentures occurs and is continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

        We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

        We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

        With the Consent of Securityholders.    We and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

        However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

  •
  reduce the requirements contained in the indentures for quorum or voting; or

  •
  modify any of the above provisions.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

        Without the Consent of Securityholders.    In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

  •
  to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of the company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

  •
  to make any change that does not adversely affect the rights of any securityholder in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or to add to the rights of the holders of any series of debt securities;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of the company under the indentures.

Payment and Paying Agents

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities are deemed contracts made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Relationship With the Trustees

        The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our "bylaws").

        Our authorized capital stock consists of 202,000,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of August 26, 2019, we had issued and outstanding 91,020,886 shares of common stock, no shares of preferred stock, options to purchase 920,193 shares of common stock at a weighted average exercise price of $19.62 per share and 766,126 restricted stock units, which are settled in shares of common stock. As of August 26, 2019, 2,453,114 shares of common stock were available for future grants of equity awards.

Common Stock

        Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

        In 2018 and 2017, we paid an annual cash dividend of $0.28 and $0.26, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

        As of August 27, 2019, there were approximately 26,479 holders of our common stock.

Preferred Stock

        We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further shareholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Section 490.202 of the IBCA permits a corporation to include a provision in its articles of incorporation permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) unlawful distributions to shareholders, or (iv) an intentional violation of criminal law.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law. Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

  •
  the amount of a financial benefit received by a director to which the director is not entitled;

  •
  an intentional infliction of harm on the company or its shareholders;

  •
  an unlawful distribution to shareholders; and

  •
  an intentional violation of criminal law.

        Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

Selected Amended Articles of Incorporation and Bylaws Provisions

        Our amended articles of incorporation and bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

        Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.

        Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of the company. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

        We are subject to Section 490.1110 of the IBCA which prohibits any "business combination" transaction between an Iowa corporation and any "interested shareholder" for a period of three years after the time that such shareholder became an interested shareholder, unless:

  •
  the board of directors approves, prior to such time, either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by the directors, officers or certain employee stock plans; or

  •
  at or subsequent to the time the shareholder because an interested shareholder, the business combination is approved by the board of directors and authorized at a shareholders' meeting by the affirmative vote of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares owned by the interested shareholder.

        Section 490.1110 defines "business combination" to include:

  •
  any merger or consolidation involving the corporation and any interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

  •
  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

  •
  any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

        In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated or associated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.

Other Iowa Statutory Provisions

        Section 490.1108A of the IBCA provides that, in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on shareholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a shareholder or group of shareholders.

        Section 490.624A of the IBCA includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of such rights or options by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares or that invalidate or void such stock rights or options held by an offeror or a transferee of the offeror.

        The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests or those of our shareholders or other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of the applicable series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed,

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  each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

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  there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

        Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.

        Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants;

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  the debt securities for which the debt warrants are exercisable;

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  the aggregate number of the debt warrants;

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  the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

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  the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

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  the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

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  the date on which the right to exercise the debt warrants commences, and the date on which the right will expire;

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  the maximum or minimum number of the debt warrants that may be exercised at any time;

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  whether the debt warrants are issued in registered or bearer form;

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  information with respect to book entry procedures, if any;

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  if applicable, a discussion of material United States federal income tax considerations;

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants; and

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  the terms of the securities that may be purchased upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

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  the title of the warrants;

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  the securities, which may include preferred stock or common stock, for which the warrants may be exercised;

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  the aggregate number of the warrants;

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  the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants;

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  the procedures and conditions relating to the exercise of the warrants;

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  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

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  the date, if any, on and after which the warrants and the related securities will be separately transferable;

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  the date on which the right to exercise the warrants commences and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  if applicable, a discussion of material United States federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock, debt securities or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase or sell the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. If any particular terms of the purchase contracts or purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters for resale to purchasers;

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  directly to purchasers; or

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  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Renee D. Montz, Executive Vice President, General Counsel and Secretary of American Equity Investment Life Holding Company, will provide opinions regarding the validity of the securities. Ms. Montz is a full-time employee of our company. Ms. Montz owns shares of our common stock, beneficially and as a participant in various employee benefit plans, and holds shares of restricted stock and restricted stock units. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are accessible through the Internet at that website.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 22, 2019;

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  the sections of our Definitive Proxy Statement on Schedule 14A for the 2019 annual meeting of shareholders incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed on May 8, 2019 and August 8, 2019, respectively;

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  our Current Reports on Form 8-K filed on June 6, 2019, June 7, 2019 and July 18, 2019; and

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  the description of the common stock which is contained in our registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing that is incorporated or deemed incorporated by reference into this prospectus will be deemed to be a part of this prospectus, commencing on the date of such filing. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor, upon written or oral request. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Investor Relations
Tel: (515) 221-0002